UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2015 (February 3, 2015)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of shareowners of the Company was held on February 3, 2015. The final results for each of the matters submitted to a vote of shareowners at the annual meeting are set forth below.

(b)	At the annual meeting, the shareowners:

(i)	voted to elect five directors of the Company. Four nominees for director were elected to a term expiring in 2018 and one nominee, Verne G. Istock, was elected for a term expiring in 2016. Each nominee was elected by a vote of the shareowners as follows:

	Affirmative Votes	Votes Withheld	Broker Nonvotes
Betty C. Alewine	92,920,530	1,512,410	16,329,961
J. Phillip Holloman	93,496,824	936,116	16,329,961
Verne G. Istock	92,441,217	1,991,723	16,329,961
Lawrence D. Kingsley	93,453,180	979,760	16,329,961
Lisa A. Payne	93,073,111	1,359,829	16,329,961

(ii)	voted on a proposal to approve the selection by the Audit Committee of the Company’s Board of Directors of the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015. The proposal was approved by a vote of the shareowners as follows:

Affirmative votes	109,231,657
Negative votes	1,132,058
Abstentions	399,186

(iii)	voted on a proposal to approve on an advisory basis the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement for the February 3, 2015 annual meeting. The proposal was approved on an advisory basis by a vote of the shareowners as follows:

Affirmative votes	90,574,479
Negative votes	2,935,668
Abstentions	922,793
Broker Nonvotes	16,329,961

(Page 2 of 4 Pages)

(iv)	voted on a proposal to approve an amendment to our certificate of incorporation to provide for a majority vote standard in uncontested director elections. The proposal did not receive the requisite vote with a vote of the shareowners as follows:

Affirmative votes	92,586,463
Negative votes	1,266,931
Abstentions	579,546
Broker Nonvotes	16,329,961

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Douglas M. Hagerman
Douglas M. Hagerman
Senior Vice President, General Counsel
and Secretary

Date: February 6, 2015

(Page 4 of 4 Pages)